                                                                    Exhibit 21.0

                         TARRAGON REALTY INVESTORS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries and partnership interests of Tarragon Realty Investors, Inc., the state or other jurisdiction of organization or incorporation (indention means direct parent relationship):

                                                              Jurisdiction of
                                                              Organization or
          Name of Entity                                      Incorporation
-----------------------------------------------------------   ---------------
Tarragon Realty Investors, Inc.                                   Nevada
     T.T.P. Investors, Inc.                                       California
         18607 Ventura Associates (60%)                           California
     Vinland Holly House, Inc.                                    Florida
     Vinland Property Investors, Inc.                             Nevada
         Vinland Aspentree, Inc.                                  Texas
         Aspentree National Associates, L.P. (1%)                 Texas
            Larchmont Associates, L.P. (20%)                      Maryland
         French Villa National Associates, L.P. (1%)              Oklahoma
         Southern Elms National Associates, L.P. (1%)             Oklahoma
         Vinland Riverside Partners, L.P. (1%)                    Texas

     Aspentree National Associates, L.P. (99%)                    Texas
     French Villa National Associates, L.P. (99%)                 Oklahoma
     Southern Elms National Associates, L.P. (99%)                Oklahoma
     Vinland Riverside Partners, L.P. (99%)                       Texas
     Kearny Wrap LLC (20%)                                        New York
     National Omni Associates, L.P. (24.5%)                       Delaware
     Vinland Oakbrook, Inc.                                       Texas
     Vinland Park 20, Inc.                                        Florida
     Tarragon Briarwest Partners (99%)                            Texas
     Tarragon Briarwest,Inc.                                     Texas
         Tarragon Briarwest Partners (1%)                         Texas
